Exhibit 10.3

Loan Agreement

Party A: Wang Jiayin

Party B: Suining Yinfa DAR Industrial Co., Ltd

Date: December 27, 2010

Whereas Suining Yinfa DAR Industrial Co., Ltd (Party B) is in need for funds for corporate development and DAR purchase; now Party A intends to offer RMB 3,000,000 as loan to Party B for its development and DAR purchase.

For the loan purpose of corporate development, Party A agrees that no interest will be charged from such loan and the term of loan shall be one year, from to .

Party B shall use the fund from the loan only for the purpose as set forth in this Agreement, without using for other purposes or other illegal activities.

Party B shall repay such loan of RMB 3,000,000 to Party A within the term set forth herein. In the case of failure of timely repayment, an interest shall be charged at the interest rate of the People’s Bank of China for the same period.

Any dispute from this Agreement shall be settled through negotiation by both Parties. In case no settlement is reached, such dispute shall be submitted to the People’ Court of Chuanshan District, Suining.

This Agreement shall be kept in duplicate; each Party holds one. Such duplicates are equally authentic.

Party A: Wang Jiayin

Date: December 27th, 2010

Party B: Suining Yinfa DAR Industrial Co., Ltd

Authorized Representative: Wei Dai

Date: December 27th, 2010